                                                                    Exhibit 10.1



                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement"), dated as of February 3, 2004, is by and between Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Purchaser"), and Commonwealth Atlantic Operating Properties Inc., a Virginia corporation (the "Seller").

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, an aggregate number of 1,950,000 Series B Preferred Units of the Purchaser, with a stated value of $50.00 per unit (the "Preferred Units"), on the terms and subject to the conditions described herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:

1.       Purchase and Sale of Preferred Units.

         a. Subject to the conditions set forth in this Agreement, at the Initial Closing (as defined below) the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser, free and clear from any liens, encumbrances or defects of title (collectively, "Liens"), except (i) such Liens as may be placed thereon by the Purchaser and (ii) the Liens granted thereon by the Seller to General Electric Capital Corporation (the "GE Liens") which the Seller shall cause to be released no later than and effective as of the Initial Closing, and the Purchaser agrees to accept, acquire and take delivery of, 1,048,387 Preferred Units (the "First Tranche Units").

         b. Subject to the conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser agrees to accept, acquire and take delivery of, at one or more (but no more than three) Subsequent Closings (as defined below), an aggregate number of 901,613 Preferred Units (the "Second Tranche Units"), which portion of the Second Tranche Units to be purchased and sold at any Subsequent Closing shall be free and clear from any Liens, except (i) such Liens as may be placed thereon by the Purchaser and (ii) the GE Liens granted thereon by the Seller which the Seller shall cause to be released no later than and as of the applicable Subsequent Closing at which such portion of the Second Tranche Units are purchased and sold.

2.       Closings; Deposit; Payments of Purchase Price.

         a. Initial Closing. Subject to the terms and conditions set forth herein, the closing (the "Initial Closing") of the purchase and sale of the First Tranche Units and the deliveries required at the Initial Closing shall occur via certified mail, overnight courier, email and/or facsimile delivery on February 6, 2004, unless a different date shall be agreed upon in writing by the Seller and the Purchaser. At the Initial Closing, the Purchaser shall pay to the Seller cash in the amount set forth on Schedule A hereto (the aggregate amount payable by the Purchaser at the Initial Closing, the "Initial Purchase Price"). The Initial Purchase Price shall be paid to the Seller by means of a wire transfer of immediately available funds to a bank account designated by the Seller in writing.

         b.   Subsequent Closings.

              (i) Subject to the terms and conditions set forth herein, the closing or, as the case may be, closings (each, a "Subsequent Closing" and collectively, the "Subsequent Closings"; the Initial Closing and the Subsequent Closings together are referred to herein as the "Closings") of the purchase and sale of the Second Tranche Units and the deliveries required at each Subsequent Closing shall occur via certified mail, overnight courier, email and/or facsimile delivery and at such time or times on or prior to March 15, 2004 as may be designated by the Purchaser to the Seller pursuant to a written notice (each, a "Subsequent Closing Notice") provided no less than three Business Days in advance of each Subsequent Closing. Each Subsequent Closing Notice shall specify the date of the Subsequent Closing and the number of Second Tranche Units that shall be purchased and sold at such Subsequent Closing. Subject to the conditions set forth in this Agreement, the Purchaser shall purchase all of the Second Tranche Units in one or more (but no more than three) Subsequent Closings on or prior to March 15, 2004. For purposes of this Agreement, the term "Business Days" shall mean a day other than a Saturday, Sunday or a legal holiday on which national banks located in the State of New York are not open for general banking business.

              (ii) If the Purchaser elects to purchase all of the Second Tranche Units at a single Subsequent Closing, then the Purchaser shall pay to the Seller cash in the amount set forth on Schedule B hereto (the "One Subsequent Closing Purchase Price") less the Deposit (as defined below), which amount shall be paid to the Seller by means of a wire transfer of immediately available funds to a bank account designated by the Seller in writing, and the Deposit shall automatically be released to and retained by the Seller.

              (iii) If the Purchaser elects to purchase the Second Tranche Units at two or three Subsequent Closings, then the Purchaser shall pay to the Seller in cash at each Subsequent Closing (at which there remain additional Second Tranche Units that have not yet been purchased), an amount equal to the amount set forth on Schedule C hereto (each, a "Multiple Subsequent

                    Closings Purchase Price"), which amount shall be paid to the Seller by means of a wire transfer of immediately available funds to a bank account designated by the Seller in writing. At the Subsequent Closing at which the Purchaser shall purchase any remaining Second Tranche Units that were not purchased at prior Subsequent Closings (the "Final Subsequent Closing"), the Purchaser shall pay to the Seller cash in an amount equal to the Multiple Subsequent Closings Purchase Price (the "Final Subsequent Closing Purchase Price") less the Deposit (or that portion remaining if any portion of the Deposit was applied at a prior Subsequent Closing as contemplated by the last sentence of this Section 2(b)(iii)), which amount shall be paid to the Seller by means of a wire transfer of immediately available funds to a bank account designated by the Seller in writing, and the Deposit shall automatically be released to and retained by the Seller. In the event that at any Subsequent Closing the portion of the Multiple Subsequent Closings Purchase Price payable at such Subsequent Closing that is applicable to the amount referenced in Clause (A) of the first sentence of Schedule C attached hereto, together with all amounts paid by Purchaser at a prior Subsequent Closing that were applicable to the amount referenced in such Clause (A), would exceed $39,000,000 then that portion of the Multiple Subsequent Closings Purchase Price which exceeds $39,000,000 and that relates to the amount referenced in such Clause (A) will be paid from the Deposit (defined below).

         c.   Deposit.

              (i) Contemporaneously with the delivery of the Initial Purchase Price to the Seller in accordance with Section 2(a), the Purchaser shall deliver to the Seller cash in the amount of $4,000,000 (together with any earnings thereon, the "Deposit") by wire transfer of immediately available funds to an interest bearing bank account designated by the Seller in writing. The Seller shall hold the Deposit in such bank account until the Deposit shall automatically be released to and retained by the Seller and credited toward the payment of the One Subsequent Closing Purchase Price or the Final Subsequent Closing Purchase Price, as applicable, to be paid by the Purchaser to the Seller at the applicable Subsequent Closing in accordance with Section 2(b)(ii) or 2(b)(iii).

              (ii) If the Purchaser fails to purchase all of the Second Tranche Units on or prior to March 15, 2004 pursuant to the terms hereof, and at such time the Seller shall not be in material breach of its obligations hereunder, then at 5:00 p.m., New York City time, on March 15, 2004, the Deposit shall automatically be released to and retained by the Seller; provided, however, that if the Seller is in material breach of any of its obligations hereunder on March 15, 2004 and such breach is cured within 10 days, and the Purchaser thereafter fails to purchase all of the Second Tranche Units on or prior March 25, 2004, then at 5:00 p.m., New York City time, on March 25, 2004, the Deposit shall automatically be released to and retained by the Seller.

              (iii) The Seller and the Purchaser acknowledge, stipulate and agree that the damages that may be suffered by the Seller as a result of a failure of the Purchaser to consummate the transactions contemplated to be consummated at the Subsequent Closings under the circumstances described in
                    Section 2(c)(ii) would be difficult to ascertain with precision, that the Deposit represents a reasonable and fair estimation of such damages and that there would not be a convenient and adequate alternative to liquidated damages hereunder. Any retention by the Seller of the Deposit pursuant to Section 2(c)(ii) is intended not as a penalty, but as full liquidated damages under the applicable laws, regulations and rules of any governmental or regulatory body or agency. Notwithstanding anything to the contrary contained in this Agreement, the Seller's right under such circumstances to retain the Deposit as full liquidated damages shall be the Seller's sole and exclusive remedy with respect to any contractual claim in the event of default by the Purchaser hereunder and, upon retention of the Deposit by the Seller, the Seller shall be deemed to have waived and released any right to sue the Purchaser for specific performance of this Agreement or to recover any damages or other amounts in excess of the Deposit based on a contractual claim, and the Purchaser thereupon shall be relieved of all further obligations and liabilities arising out of this Agreement to such extent.

              (iv) In the event that the transactions contemplated to be consummated at the Subsequent Closings have not been consummated on or prior to March 15, 2004 for any reason other than under the circumstances described in Section 2(c)(ii), then, upon termination of this Agreement, the Deposit shall promptly be refunded to the Purchaser.

         d. The Purchaser's Condition to Closing. The obligation of the Purchaser to proceed with each Closing shall be conditional upon:

              (i) Receipt by the Purchaser from the Seller of a certificate, dated as of the date of such Closing, of an executive officer of the Seller, in a form reasonably satisfactory to the Purchaser, to the effect that all representations and warranties made by the Seller in this Agreement are true and correct in all material respects as of such Closing; and

              (ii) There being in existence no injunction, judgment or order of a court or administrative agency of competent jurisdiction or any condition imposed under any law or regulation which would prohibit the purchase of the Preferred Units to be purchased at such Closing.

         e. The Seller's Conditions to Closing. The obligation of the Seller to proceed with each Closing shall be conditional upon:

              (i) Receipt by the Seller from the Purchaser of a certificate, dated as of the date of such Closing, of an executive officer of Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner of the Purchaser in a form satisfactory to the Seller, to the effect that all representations and warranties made by the Purchaser in this Agreement are true and correct in all material respects as of such Closing; and

              (ii) There being in existence no injunction, judgment or order of any court or administrative agency of competent jurisdiction or any condition imposed under any law or regulation which would prohibit the purchase or sale of the Preferred Units to be purchased and sold at such Closing.

         f.   Deliveries.

              (i) Deliveries at the Initial Closing. The Initial Closing shall be completed when each of the following has been delivered, all of which shall be deemed to have taken place simultaneously:

                    (A) The Purchaser shall have delivered to the Seller the Initial Purchase Price; and

                    (B) The Seller shall have delivered to the Purchaser a certificate or certificates evidencing the First Tranche Units, which certificate(s) shall be duly endorsed in blank or accompanied by duly executed powers.

              (ii) Deliveries at the Subsequent Closings. Each of the Subsequent Closings shall be completed when each of the following has been delivered, all of which shall be deemed to have taken place simultaneously:

                    (A) The Purchaser shall have delivered to the Seller, (1) in the case of a single Subsequent Closing pursuant to
                         Section 2(b)(ii), the One Subsequent Closing Purchase Price less the Deposit, or (2) in the case of two or three Subsequent Closings pursuant to Section 2(b)(iii), at each Closing that is not the Final Subsequent Closing, the Multiple Subsequent Closings Purchase Price applicable to such Subsequent Closing (payable in a manner contemplated by Section 2(b)(iii) above), and at the Final Subsequent Closing, the Multiple Subsequent Closings Purchase Price applicable to such Subsequent Closing less the Deposit (or that portion remaining if any portion of the Deposit was applied at a prior Subsequent Closing as contemplated by Section 2(b)(iii) above).

                    (B) If the Purchaser elects to purchase all of the Second Tranche Units at a single time pursuant to Section 2(b)(ii), or at the Final Subsequent Closing, the Deposit shall have been automatically released to and be retained by the Seller in accordance with Section 2(c)(i); and

                    (C) The Seller shall have delivered to the Purchaser a certificate or certificates evidencing the portion of the Second Tranche Units to be purchased and sold at such Subsequent Closing, which certificate(s) shall be duly endorsed in blank or accompanied by duly executed powers.

3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

         a. Due Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with all requisite power to own its properties and to conduct its business as now conducted.

         b. Authorization. The Seller has the requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Seller and by the stockholders of the Seller, and no additional corporate or other action of the Seller is required in order to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         c. Preferred Units. The Seller is the beneficial and legal owner of record of all of the Preferred Units to be delivered by the Seller and the Seller holds such Preferred Units free and clear of all Liens, except for the GE Liens, which (i) with respect to the First Tranche Units, shall be released at the Initial Closing and
              (ii) with respect to the portion of the Second Tranche Units to be purchased and sold at each Subsequent Closing, shall be released at such Subsequent Closing. Except for the Amended and Restated Agreement of Limited Partnership of the Purchaser, dated as of November 18, 1997, by and among Brandywine Realty Trust, as general partner, and the other parties signatory thereto (as modified, supplemented and amended on or prior to the date hereof, the "Limited Partnership Agreement"), the Seller has no other agreements, arrangements or understandings, whether by means of a right of first refusal or first purchase or otherwise, with respect to a sale or other disposition of the Preferred Units and there are no shareholder agreements, voting trusts or other agreements or understandings to which the Seller is a party or by which it is bound relating to the Preferred Units.

         d. No Consents or Approvals. Except for the GE Liens which the Seller shall cause to be removed at the Initial Closing with respect to the First Tranche Units and at each Subsequent Closing with respect to the portion of the Second Tranche Units to be purchased and sold at such Subsequent Closing, no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any governmental authority or any other person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

         e. No Conflicts. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby do not and shall not violate any material law applicable to the Seller, or violate or conflict with any provision of any of the organizational documents of the Seller.

         f. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller for which the Purchaser could have any liability.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

         a. Due Organization. The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power to own its properties and to conduct its business as now conducted.

         b. Authorization. The Purchaser has the requisite power to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by the general partner of the Purchaser, and no additional limited partnership or other action of the Purchaser is required in order to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding agreement, enforceable against the Purchaser in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         c. No Consents or Approvals. No consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any governmental authority or any other person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.

         d. No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not and shall not violate any material law applicable to the Purchaser, or violate or conflict with any provision of any of the organizational documents of the Purchaser.

         e. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser for which the Seller could have any liability.

5.       Termination. This Agreement shall be terminable:

         a.   By the Seller and the Purchaser upon mutual written agreement;

         b. By the Seller if the Purchaser materially breaches any covenant, representation or warranty contained herein upon written notice to the Purchaser and such breach is not cured within 10 days following written notice from the Seller to the Purchaser; and

         c. By the Purchaser if the Seller materially breaches any covenant, representation or warranty contained herein upon written notice to the Seller and such breach is not cured within 10 days following written notice from the Purchaser to the Seller.

         Upon termination of this Agreement, all obligations of the parties hereto under this Agreement shall terminate except those obligations pursuant to Sections 2(c) and 6. Except as expressly set forth in
         Section 2(c), neither party hereto shall have any liability to the other party hereto upon a termination of this Agreement, unless such termination arises by reason of the material breach of a covenant, representation or warranty by one of the parties hereto.

6. Expenses. Each party hereto shall bear its own expenses with respect to the negotiation and consummation of this Agreement and the transactions contemplated hereby.

7. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns and affiliates. Neither of the parties hereto shall assign any of its rights or obligations hereunder without the prior written consent of the other party hereto.

8. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by
         (i) registered or certified mail, postage prepaid, return receipt requested, (ii) personal delivery, (iii) reputable overnight courier, or (iv) facsimile transmission, to the respective parties as follows:

         If to the Purchaser:

              Brandywine Operating Partnership, L.P.
              c/o Brandywine Realty Trust
              401 Plymouth Road
              Suite 500
              Plymouth Meeting, Pennsylvania 19462
              Attention: General Counsel
              Facsimile: (610) 832-4928

         with a copy to (such copy not constituting notice to the Purchaser):

              Pepper Hamilton LLP
              3000 Two Logan Square
              Philadephia, Pennsylanvia 19103
              Attention: Michael H. Friedman, Esq.
              Facsimile: (215) 981-4750

         If to the Seller:

              c/o Commonwealth Atlantic Properties Inc.
              30 Rockefeller Plaza
              50th Floor
              New York, New York 10020
              Attention: Gary Ickowicz
              Facsimile: (212) 332-5736

         with a copy to (such copy not constituting notice to the Seller):

              Kirkland & Ellis LLP
              153 East 53rd Street
              New York, New York 10022
              Attention: Michael Movsovich, Esq.
              Facsimile: (212) 446-4900

9. Further Assurances. Upon request of the Purchaser, the Seller shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other actions as the Purchaser reasonably may request in order to consummate the transactions contemplated by this Agreement.

10. Public Disclosure. Each of the Seller, the Purchaser, Robert C. Larson and their respective affiliates (including, without limitation, LF Strategic Realty Investors L.P. and Lazard Freres Real Estate Investors L.L.C.) may file a copy of this Agreement as an exhibit to any filing reasonably believed to be required to be made by it with the Securities and Exchange Commission.

11.      Time is of the Essence. Time shall be of the essence of this Agreement.

12. Waiver. Neither party hereto may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

13. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates with respect to the matters set forth herein.

14. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

15. Headings. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

16. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission which transmission shall be deemed delivery of an originally executed document.

17. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws of the State of Delaware without regard to principles of choice of law or conflicts of law of the State of Delaware or any other jurisdiction.

                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed and delivered as of the day and year first written above.

                              BRANDYWINE OPERATING PARTNERSHIP, L.P.

                              By:  Brandywine Realty Trust, its general partner

                              By:
                                   ----------------------------
                                   Name:
                                   Title: President and Chief Executive Officer


                              COMMONWEALTH ATLANTIC OPERATING PROPERTIES INC.


                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                                   SCHEDULE A
                                   ----------

                             Initial Purchase Price
                             ----------------------

The purchase price for the First Tranche Units shall be $50,000,000 plus accumulated, accrued and unpaid distributions pursuant to the Limited Partnership Agreement in respect of such Preferred Units, if any, for the period from and including January 1, 2004 through and including the date of the Initial Closing.

                                   SCHEDULE B
                                   ----------

                      One Subsequent Closing Purchase Price
                      -------------------------------------

The purchase price for the Second Tranche Units shall be $43,000,000 plus accumulated, accrued and unpaid distributions pursuant to the Limited Partnership Agreement in respect of such Preferred Units, if any, for the period from and including January 1, 2004 through and including the date of the applicable Subsequent Closing.

                                   SCHEDULE C
                                   ----------

                   Multiple Subsequent Closings Purchase Price
                   -------------------------------------------

If there are two or three Subsequent Closings, the purchase price for the portion of the Second Tranche Units to be purchased and sold at each Subsequent Closing shall be an amount equal to the sum of (A) the Subsequent Closing Fraction multiplied by $43,000,000 plus (B) accumulated, accrued and unpaid distributions pursuant to the Limited Partnership Agreement in respect of the portion of the Second Tranche Units to be purchased and sold at such Subsequent Closing, if any, for the period from and including January 1, 2004 through and including the date of such Subsequent Closing. The "Subsequent Closing Fraction," with respect to any Subsequent Closing, is the fraction, the numerator of which is the number of the Second Tranche Units set forth in the Subsequent Closing Notice relating to such Subsequent Closing, and the denominator of which is 901,613.